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Exhibit 10.40

                      LOCKBOX AND BLOCKED ACCOUNT AGREEMENT

      THIS LOCKBOX AND BLOCKED ACCOUNT AGREEMENT ("Agreement") is made as of the 31st day of March, 2002 (this "Agreement"), by and among OCWEN FEDERAL BANK, FSB, or any of its affiliates selected by Ocwen ("Bank"), OCWEN FINANCIAL CORPORATION, a Florida corporation ("Ocwen"), BALANCED CARE REALTY (OFC), INC., a Delaware corporation ("Realty"), BALANCED CARE CORPORATION, a Delaware corporation ("Balanced Care"), BALANCED CARE AT MEDINA, INC., a Delaware corporation ("BCM"), BALANCED CARE AT CENTERVILLE, INC., a Delaware corporation ("BCC"), BALANCED CARE AT SHIPPENSBURG, INC., a Delaware corporation ("BCS"), and SENIOR CARE OPERATORS OF SHIPPENSBURG, LLC, a Delaware limited liability company ("SCS"). Hereinafter, Realty, Balanced Care, BCM, BCC, BCS, and SCS shall be collectively referred to as the "Obligors," and individually, as an "Obligor." Capitalized terms that are used in this Agreement, but that are not defined herein, shall have the meanings ascribed to such terms in the Term Loan Agreement (defined hereinafter), unless the context hereof clearly requires otherwise.

                                   WITNESSETH:

      WHEREAS, Ocwen and the Obligors have entered into the Term Loan Agreement, as of the date hereof ("Term Loan Agreement"), pursuant to which Ocwen has agreed to loan Realty, and Realty has accepted from Ocwen, the principal sum of Nine Million One Hundred Fifty-Three Thousand Three Hundred Fifty-Six Dollars ($9,153,356.00) plus interest thereon ("Loan"). Realty's obligations under the Term Loan Agreement are evidenced by a promissory note of even date herewith ("Term Note").

      WHEREAS, as set forth and described in the Term Loan Agreement, Ocwen has required that following an Event of Default under the Term Loan Agreement that continues beyond any applicable cure periods, the Obligors will consent to and participate in this Agreement with Ocwen and Bank with respect to all revenues related to the Premises, including but not limited to the operation and conduct of business on the three (3) Project Properties (as assisted-living facilities). As used herein, "Premises" shall mean the real property and all improvements located thereon described on Exhibit A, attached hereto and incorporated herein by reference.

      NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, and agreements set forth herein, in order to induce Ocwen to enter into the Term Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Obligors, Bank, and Ocwen, intending to be
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legally bound, hereby agree that the foregoing recitals are incorporated herein by reference and as follows:

                                   AGREEMENT:

      1. Lockbox and Blocked Account. The Obligors hereby confirm to Ocwen that, upon an Event of Default under the Term Loan Agreement that continues beyond any applicable cure periods, a post office box (the "Lockbox") will be established by the Obligors and that only Bank will have access (and it shall be unrestricted access) to the items deposited in the Lockbox. All of which items deposited into the Lockbox that are remittances shall be deposited in a special account or accounts at Bank to which only Bank will have access (the "Blocked Account"), on which Blocked Account only payments to Ocwen's order may be drawn. The Lockbox and Blocked Account are and shall each be in the names of one or more of the Obligors for the benefit of Ocwen. Ocwen and the Obligors understand, acknowledge and agree that there will be one Blocked Account established for each of the three (3) Projects (as defined in the Term Loan Agreement). All three Blocked Accounts are collectively referred to hereinafter as "Blocked Account." All items of payment received through the Lockbox and all funds deposited in the Blocked Account shall be and remain the sole and exclusive property of Ocwen, and none of the Obligors or Bank shall have any interest therein or (except as specifically authorized herein) control thereof. All fees, costs and expenses charged by Bank for the Lockbox and Blocked Account shall be in accordance with its customary practices, payable by Obligors, jointly and severally. Except as expressly provided for hereinafter, Ocwen shall bear no responsibility for said amounts. The Obligors shall direct all residents, tenants, and others owing funds to the Obligors in connection with the Project Properties to send checks, drafts, or other orders for the payment of money to the Lockbox address. Obligors shall provide Ocwen and Bank written notice of the Lockbox address.

      Pursuant to Section 15 hereof, Bank agrees to provide Ocwen and the Obligors daily notice of deposits into the Blocked Account. In addition thereto, Bank agrees to provide Obligors with written notice each day (which may be set forth on the written notice provided pursuant to Section 15, as applicable), on which payments are wired to Ocwen from Bank pursuant to the terms of Section 8 hereof, along with an indication of the total amount of such wire transfer. In addition to the foregoing, monthly statements for the Blocked Account are to be provided to Ocwen and Obligors, also as indicated in Section 15 hereof.

      Ocwen agrees that in the event that a refund of payments received in the Lockbox and deposited into the Blocked Account is owed to a client, customer, or resident of Obligors, or any other party

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presenting a colorable claim to funds deposited into the Blocked Account, Ocwen will consult with Obligors as to the reasonableness of the refund requested. In the event that Obligors and Ocwen agree that a refund should be made (or Ocwen alone makes such determination if Ocwen is threatened with litigation with respect to such funds), then Ocwen shall refund monies to such claimant. Such refunded amounts shall not be credited against the obligations of Obligors to Ocwen under the Term Loan Agreement, the Term Note, the BCC Note (as defined in the Term Loan Agreement), or the Deferred Purchase Price Note (as defined in the Term Loan Agreement).

      2. Fees and Charges; Returned Checks, Etc. Bank, Ocwen and Obligors hereby agree that Bank will be entitled to exercise and/or claim a right of setoff, deduction, or banker's lien, and/or otherwise make any other claim, against the Lockbox, items of payment received therein, or any deposits made to the Blocked Account including, without limitation, any right to charge the Blocked Account for any returned checks or unpaid fees, costs and expenses.

      Remittance items returned to Bank due to insufficient or uncollected funds will be automatically redeposited by Bank. If an item of remittance is returned for "account closed" or "payment stopped" or if an item is unpaid a second time for insufficient or uncollected funds, such items shall be sent to Bank and Ocwen. In addition to normal account statements sent to Obligors, a copy of the notice of any such returned item or charge as described as aforesaid will be mailed by Bank to Ocwen and Obligors. With respect to each returned check, said notice shall provide the maker, amount, date of deposit and reason for return. Bank shall have the right to credit or debit the Blocked Account to correct processing mistakes which are capable of correction. Copies of credit or debit advices will be sent to Ocwen and Obligors.

      3. Deficiency in Blocked Account. In the event that the available funds in the Blocked Account shall be insufficient to cover any returned or unpaid items or unpaid account service charges ("Service Charge"), Bank will promptly notify the Obligors and Ocwen in writing with respect thereto. No later than five (5) business days after receipt of such notice, Obligors, jointly and severally, agree to remit to Bank the full amount of any such returned or unpaid items or Service Charges. If the Obligors fail to reimburse Bank as provided herein and the available funds in the Blocked Account of one or more of the Obligors are insufficient for such reimbursement (Bank shall have a claim against such funds held in the Blocked Account pursuant to Section 2 above), Ocwen will indemnify and hold Bank harmless for the amount of any returned or unpaid items, or Service Charges, to the extent Ocwen received payment in respect thereof or Bank gave value therefore, by paying the amount of the returned or unpaid items

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or Service Charges to Bank. Provided, however, that Obligors shall remain responsible for the payment of all such Service Charges, and the amount of all such Service Charges not paid by Obligors shall be added to the indebtedness owed to Ocwen pursuant to the Term Loan Agreement and Term Note. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, the Obligors shall remain jointly and severally liable for the payment of all such Service Charges.

      4. Lockbox Sweep and Deposits into Blocked Account. As agent for Ocwen, Bank will collect mail from the Lockbox at various times each day in accordance with the Bank's regular collection schedule. The relationship of Ocwen to the Bank as depositor will commence only when the remittances are credited to the Blocked Account. Prior to such time, the Bank will be considered to be a bailee as to the items in its possession. Checks and other items of payment received in the Lockbox will be deposited by Bank into the Blocked Account on a daily basis. The following corporate name or reasonable derivation thereof, as applicable to the different facilities, will be acceptable as payee, and the Obligors agree that they will direct all residents and others owing funds to any Obligor in relation to or in connection with the Project Properties, to make all checks, drafts, and other remittances payable to the following:

            Balanced Care at Centerville, Inc. or Outlook Pointe at Centerville or Outlook Pointe at Washington Township

            Balanced Care at Medina, Inc. or Outlook Pointe at Medina

            Balanced Care at Shippensburg, Inc. or Outlook Pointe at Shippensburg for the benefit of Senior Care Operators of Shippensburg, LLC; provided, however, that no later than 15 days after the date hereof, the following shall be deleted from the above "for the benefit of Senior Care Operators of Shippensburg, LLC."

All of the items that appear to be for deposit (i.e., which are written to the order of the above-described payees) should be endorsed with the standard Ocwen Federal Bank FSB endorsement (or that of its affiliate). Obligors, Ocwen, and Bank agree that a payee endorsement shall not be required.

      5. Additional Documents. Miscellaneous documents received in the Lockbox without a remittance check will be sent by Bank to the respective Obligor to which the document was directed, at such Obligor's expense. All miscellaneous documents, tape listings of checks and remittance documents, credit advises and photocopies, if

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appropriate, will be forwarded to the respective Obligor by first class mail unless otherwise agreed.

      6. Post-Dating; Undated. Post-dated remittances will be processed in accordance with the Bank's policy, which may require return to the respective payee, unprocessed. Undated remittances may be processed in accordance with the Bank's policy, which may require return to the respective payee, unprocessed.

      7. Restrictive Endorsements; Irregularities; Interpretation. Checks containing special or restrictive endorsements, including, but not limited to, "Paid in Full" or words of similar import and such other items as Bank designates as irregular, will not be processed by Bank but will be forwarded to Ocwen (and copies of same will also be provided to Obligors) daily for disposition. This will be done on a best efforts basis. Bank assumes no liability for checks with restrictive endorsement inadvertently credited to the Blocked Account. Incomplete items (missing signature, missing payee, altered amounts, or items made payable to a payee other than those specified in Section
4) will not be processed by Bank, but will be forwarded to Ocwen (and copies of same will also be provided to Obligors) for disposition. As with other irregularities, this will be conducted by Bank on a best-efforts basis. An item for remittance which appears to Bank to have been materially altered will not be deposited into the Blocked Account. The Bank's current policy shall apply with respect to whether the amount in words or amount in figures on any item of remittance shall be accepted if the two amounts do not agree or if one or the other is missing or not legible.

      8. Delivery of Funds to Ocwen. Unless Ocwen directs Bank in writing to the contrary, the Obligors and Bank hereby agree that as such funds are collected, Bank will wire transfer to Ocwen or send through an automated clearinghouse to Ocwen (pursuant to such wire and deposit instructions as Ocwen shall provide Bank) all available funds deposited in the Blocked Account; provided, however, that such wires shall not be required until at least $25,000 has accumulated in any of the Blocked Accounts. That is, upon the accumulation of $25,000 into any one (or more) of the Blocked Accounts, such funds shall be wired, the same day, to Ocwen.

      9. No Waiver. This Agreement may be enforced from time to time by Ocwen at its discretion, with or without order of any court and with or without appointment of a receiver, as Ocwen shall determine. Ocwen may also at any time cease to enforce this Agreement. Any failure on the part of Ocwen promptly to exercise any option hereby given or reserved shall not prevent the exercise of any such option at any time thereafter. The waiver by Ocwen of any breach of any term, covenant, or condition contained in this Agreement or any default in the

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performance of any obligations under this Agreement, shall not be deemed to be a waiver of any other breach or default of the same or any other term, covenant, condition or obligation, nor shall any waiver of any incident of breach or default constitute a continuing waiver of same. Ocwen may pursue and enforce any remedy or remedies accorded it hereunder independently or, in conjunction or concurrently with, or subsequent to its pursuing enforcement of any remedy or remedies that it may have under the other Loan Documents (as defined in the Term Loan Agreement).

      10. Miscellaneous. When the context so requires, the singular shall include the plural and conversely, and use of any gender shall include all genders.

      11. Conformity with Term Loan Agreement. The provisions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.9, 8.10, 8.11, 8.12, 8.13, 8.15, 8.16, 8.19,
8.20, and 8.23 of the Term Loan Agreement shall be applicable to this Agreement as though set forth herein in full.

      12. Survivability. Notwithstanding anything set forth herein or in any other Loan Document to the contrary, the following sections of this Agreement shall survive the payment in full of the Term Note, or any other termination or expiration of this Agreement or the Loan Documents: 11, 14, 16, and 18.

      13. Assignment. This Agreement shall bind and shall inure to the benefit of the successors and assigns of Ocwen. Ocwen does not consent to any assignment of this Agreement by any Obligor. Subject to Section 8.16 of the Term Loan Agreement, Ocwen may assign its rights and interests under this Agreement freely. If an assignment is made, the Obligors shall render performance under this Agreement to and with the assignee. The Obligors waive and will not assert against any assignee any claims, defenses, or set-offs that the Obligors could assert against Ocwen except defenses which cannot be waived.

      14. JURY WAIVER. OCWEN AND THE OBLIGORS HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG OR BETWEEN OCWEN AND ANY OF THE OBLIGORS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN OR AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO OCWEN TO ENTER INTO THE TERM LOAN AGREEMENT. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY OCWEN'S ABILITY TO PURSUE ANY REMEDY, EITHER IN LAW OR IN EQUITY, AVAILABLE TO IT.

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      15.   Daily Notice. Bank agrees to advise Ocwen by facsimile at (561)
682-8091 and Obligors by facsimile at (717) 796-6294 each day by 3:00 p.m., Columbus, Ohio time, of the amount of checks and items of payment received in the Lockbox that day and to mail to Ocwen and Obligors each day, a copy of the deposit slip for each deposit made to the Blocked Account. In addition, Bank agrees to mail to Ocwen and Obligors copies of all Blocked Account statements. Notwithstanding the requirement for copies of notices to Ocwen and Obligors to be sent to their respective legal counsel as provided in Section 8.13 of the Term Loan Agreement (incorporated herein in Section 11 hereof), the items which the Bank is required to deliver to Ocwen and Obligors pursuant to this Section 15 need only be delivered to Ocwen and Obligors (and not counsel).

      16. No Inquiry by Bank; No Duty as to Other Matters; Standard of Care. Bank shall be fully protected in acting only on orders or directions made by Ocwen respecting the Lockbox (and Ocwen shall be entitled to make same without input from Obligor) and the items received therein and the Blocked Account, without making any inquiry whatsoever as to Ocwen's right or authority to give such orders or directions or as to the application of any payment made pursuant thereto. Bank shall have no duty to perform services not enumerated in this Agreement. The Bank's responsibility in performing the services herein contemplated by it to be performed shall be to refrain from acts or omissions of gross negligence or willful misconduct. In the event Bank acts in substantial compliance with the procedures set forth herein, it shall not be found or determined to be acting in a grossly negligent manner or engaging in willful misconduct. In addition, all parties agree that the occasional, unintentional deviations by the Bank from the procedures set forth herein shall not be deemed to be gross negligence or willful misconduct by Bank.

      In exercising its rights under and pursuant to this Agreement, Ocwen's responsibility to the Obligors shall be to refrain from grossly negligent acts and/or omissions and from engaging in willful misconduct. In the event Ocwen acts in substantial compliance with the procedures set forth herein, it shall not be found or determined to be acting in a grossly negligent manner or engaging in willful misconduct. The parties agree that the occasional, unintentional deviations by Ocwen from the procedures, or its duties, responsibilities, or obligations set forth herein, shall not be deemed to be gross negligence or willful misconduct by Ocwen.

      17. Term of Agreement. This Agreement shall continue in full force and effect until terminated by Bank or Ocwen upon not less than sixty (60) days written notice to the other party (a copy of which will be given to Obligors). The Obligors shall have no right to terminate this Agreement until the Term Note and any other obligations

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set forth in the Term Loan Agreement owing by any Obligor to Ocwen shall have been paid in full. This Agreement shall automatically terminate at such time as the Term Note has been paid in full and all other payments due Ocwen under the Term Loan Agreement have been paid in full. Termination of this Agreement shall in no event affect any obligation incurred hereunder prior to such termination, specifically including the obligations set forth in Section 18 hereof. If Bank shall desire to terminate this Agreement, but Ocwen desires to keep the Lockbox and Blocked Account procedures set forth herein in place, then Ocwen shall select a successor bank to perform the services to be performed by Bank hereunder, and upon such successor's assumption of and agreement to be bound by this Agreement, all rights, interests, privileges, as well as obligations, duties, and responsibilities, of Bank hereunder shall apply to, inure to the benefit of, and be binding upon such successor bank.

      18. Protection of Bank and Ocwen. Notwithstanding any other provisions of this Agreement to the contrary, unless Bank is grossly negligent or engages in willful misconduct in performance or nonperformance in connection with this Agreement, the Lockbox or the Blocked Account, Obligors, jointly and severally, agree to hold Bank harmless from any claims, damages, losses or expenses incurred by Bank or any other party in connection with this Agreement or the rights, duties and obligations to be observed and/or performed as set forth herein; in the event Bank breaches the standard of care described in Section 16 above, Obligors and Ocwen expressly agree that Bank's liability shall be limited to damages directly caused by such breach and in no event shall Bank be liable for any incidental, indirect, punitive or consequential damages whatsoever. The Obligors agree that Bank may act on the instructions of Ocwen without making any special inquiry into the authority of Ocwen, and Bank will not be held liable for reasonable reliance on such instructions.

      Notwithstanding any other provisions of this Agreement to the contrary, unless Ocwen is grossly negligent or engages in willful misconduct in performance or nonperformance in connection with this Agreement, the Lockbox, or the Blocked Account, Obligors, jointly and severally, agree to hold Ocwen harmless from any claims, damages, losses or expenses incurred by Ocwen or any other party in connection with this Agreement or the rights, duties and obligations to be observed and/or performed as set forth herein; in the event that Ocwen breaches the standard of care described in Section 16 above, Obligors expressly agree that Ocwen's liability shall be limited to damages directly caused by such breach and in no event shall Ocwen be liable for any incidental, indirect, punitive, or consequential damages whatsoever.

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      Notwithstanding any other provision of this Agreement to the contrary, neither Bank nor Ocwen shall be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, terror attack, strikes, other industrial disturbances, equipment malfunction, action, non-action or delayed action on the part of Obligors, or any other entity or any other causes that are beyond Bank's or Ocwen's reasonable control.


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      THE BANK MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR
IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      IN WITNESS WHEREOF, the parties have caused this LOCKBOX AND BLOCKED ACCOUNT AGREEMENT to be properly executed and delivered as of the date first written above.

                                         Bank:

WITNESS:                                 OCWEN FEDERAL BANK FSB


/s/John W. Halvorson                     By:/s/William B. Shepro
Name: John W. Halvorson
                                         Name: William B. Shepro

                                         Title: Sr. Vice President

/s/Michael L. Roy
Name: Michael L. Roy

                                         Ocwen:

WITNESS:                                 OCWEN FINANCIAL CORPORATION


                                         By:/s/William B. Shepro
/s/John W. Halvorson
Name: John W. Halvorson                  Name: William B. Shepro

                                         Title: Sr. Vice President

/s/Michael L. Roy
Name: Michael L. Roy

                                         Obligors:

WITNESS:                                 BALANCED CARE REALTY (OFC), INC.


/s/Jaynelle D. Covert                    By:/s/Robin L. Barber
Name: Jaynelle D. Covert
                                         Name: Robin L. Barber

                                         Title: Vice President and
/s/Theresa M. Haddad                            Secretary
Name: Theresa M. Haddad


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
WITNESS:                                 BALANCED CARE CORPORATION


/s/Jaynelle D. Covert                    By:/s/Robin L. Barber
Name: Jaynelle D. Covert
                                         Name: Robin L. Barber

                                         Title: Senior Vice President,
/s/Theresa M. Haddad                            Legal Counsel and
Name: Theresa M. Haddad                         Assistant Secretary


WITNESS:                                 BALANCED CARE AT MEDINA, INC.


/s/Jaynelle D. Covert                    By:/s/Robin L. Barber
Name: Jaynelle D. Covert
                                         Name: Robin L. Barber

                                         Title: Vice President and
/s/Theresa M. Haddad                            Secretary
Name: Theresa M. Haddad


WITNESS:                                 BALANCED CARE AT CENTERVILLE, INC.


/s/Jaynelle D. Covert                    By:/s/Robin L. Barber
Name: Jaynelle D. Covert
                                         Name: Robin L. Barber

                                         Title: Vice President and
/s/Theresa M. Haddad                            Secretary
Name: Theresa M. Haddad


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
WITNESS:                                 BALANCED CARE AT SHIPPENSBURG, INC.



/s/Jaynelle D. Covert                    By:/s/Robin L. Barber
Name: Jaynelle D. Covert
                                         Name: Robin L. Barber

                                         Title: Vice President and
/s/Theresa M. Haddad                     Secretary
Name: Theresa M. Haddad

                                         SENIOR CARE OPERATORS OF
WITNESS:                                 SHIPPENSBURG, LLC

                                         By:  Balanced Care
/s/Jaynelle D. Covert                         at Shippensburg,
Name: Jaynelle D. Covert                      Inc., its Manager

                                         By:/s/Robin L. Barber
/s/Theresa M. Haddad
Name: Theresa M. Haddad                  Name: Robin L. Barber

                                         Title: Vice President and
                                                Secretary


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